Exhibit 4.3

SIXTH AMENDMENT TO CREDIT AGREEMENT (SECOND LIEN)

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (SECOND LIEN) (this “Amendment”), dated as of July 26, 2016, is between ELIZABETH ARDEN, INC., a Florida corporation (the “Borrower”), and JPMORGAN CHASE BANK, N.A. (the “Bank”).

RECITALS:

A. The Borrower and the Bank have entered into that certain Credit Agreement (Second Lien) dated as of June 12, 2012 (as amended by that certain First Amendment to Credit Agreement (Second Lien) dated as of February 11, 2013, that certain Second Amendment to Credit Agreement (Second Lien) dated as of January 16, 2014, that certain Third Amendment to Credit Agreement (Second Lien) dated as of March 28, 2014, that certain Fourth Amendment to Credit Agreement (Second Lien) dated as of October 2, 2015, that certain Fifth Amendment to Credit Agreement (Second Lien) dated as of March 25, 2016 and as the same may be further amended or otherwise modified, the “Agreement”).

B. The Borrower and certain of its subsidiaries are entering into that certain Fourth Amended and Restated Credit Agreement dated as of the date hereof (the “Revolving Credit Agreement”) with the financial institutions party thereto as lenders (the “Lenders”), JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders, and Bank of America, N.A., in its capacity as U.S. Collateral Agent.

C. The Borrower has requested that the Bank amend certain provisions of the Agreement in connection with its execution and delivery of the Revolving Credit Agreement and the Bank has agreed to do so on and subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE I.

Definitions

Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

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ARTICLE II.

Amendments

Section 2.1. Amendments to Section 1.01 of the Agreement.

(a) The following definitions in Section 1.01 of the Agreement are hereby amended and restated to read in full as follows:

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of July 26, 2016 among Bank of America, N.A., as U.S. collateral agent under the terms of the Revolving Credit Agreement, JPMorgan Chase Bank, N.A., as administrative agent under the Revolving Credit Agreement, the Bank and the Borrower, as the same may be amended or otherwise modified from time to time.

“Revolving Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of July 26, 2016 among the Borrower, certain subsidiaries of the Borrower as foreign borrowers, the other loan parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as U.S. collateral agent, and the financial institutions from time to time party thereto as lenders, as the same may be amended, supplemented or otherwise modified from time to time to the extent such amendment, supplement or other modification is agreed to by the Bank, but without giving effect to any termination, cancellation, repayment, discharge or replacement thereof.

Section 2.2. Amendment to Section 4.04(c) of the Agreement. Section 4.04(c) of the Agreement shall be amended by replacing the reference to “June 30, 2011” therein with a reference to “June 30, 2015”.

Section 2.3. Amendment to Section 4.05 of the Agreement. Section 4.05 of the Agreement shall be amended by replacing the reference to “Schedule 4.05 to the Revolving Credit Agreement” therein with a reference to “Schedule 3.05 to the Revolving Credit Agreement”.

ARTICLE III.

Conditions Precedent

Section 3.1. Conditions. The effectiveness of Article II of this Amendment is subject to the satisfaction of the following conditions precedent (the date upon which such conditions precedent are satisfied, the “Effective Date”):

(a) The Bank shall have received this Amendment duly executed by the Borrower;

(b) The Bank shall have received such documents and certificates as the Bank or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the authorization of the transactions contemplated by this Amendment, all in form and substance satisfactory to the Bank and its counsel;

(c) The Borrower shall have paid or reimbursed the Bank for (i) all fees and other amounts due and payable on or prior to the Effective Date, including, without limitation, all fees owed to the Bank or its affiliates in connection with the execution of this Amendment and (ii) all reasonable fees and expenses of the Bank and its affiliates in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of the Bank’s counsel;

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(d) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects (which materiality exception will not apply to representations qualified by materiality standards) as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to an earlier date (which representations and warranties shall be true and correct in all material respects as of such earlier date); and

(e) No Default shall exist.

ARTICLE IV.

Miscellaneous

Section 4.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Bank agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

Section 4.2. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows: (a) no Default exists; and (b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects (which materiality exception will not apply to representations qualified by materiality standards) on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to an earlier date (which representations and warranties are true and correct in all material respects as of such earlier date).

Section 4.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them.

Section 4.4. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 4.5. Expenses of Bank. To the extent set forth in Section 8.03 of the Agreement, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Bank in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable costs and fees of the Bank’s legal counsel.

Section 4.6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

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Section 4.7. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

Section 4.8. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Bank, the Borrower, and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank. Any assignment in violation of this Section 4.8 shall be void.

Section 4.9. Effectiveness; Counterparts. This Amendment shall become effective when the Bank shall have received this Amendment duly executed by the Borrower and the Bank. This Amendment may be executed in one or more counterparts and on telecopy or other electronic counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.10. Effect of Waiver. No consent or waiver, express or implied, by the Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 4.11. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.12. ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Signature Pages Follow]

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Executed as of the date first written above.

ELIZABETH ARDEN, INC., as the Borrower

By:	/s/ Marcey Becker
Marcey Becker, Senior Vice President, Finance &
Corporate Development

[SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT (SECOND LIEN) – ELIZABETH ARDEN, INC.]

JPMORGAN CHASE BANK, N.A., as the Bank

By:	/s/ Christy L. West
Christy L. West, Authorized Officer

[SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT (SECOND LIEN) – ELIZABETH ARDEN, INC.]